ATBANCORP AND SUBSIDIARIES
Dubuque, Iowa

CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL INFORMATION
As of and for the Years Ended December 31, 2017 and 2016

ATBANCORP AND SUBSIDIARIES
Dubuque, Iowa

CONSOLIDATED FINANCIAL STATEMENTS
AND SUPPLEMENTAL INFORMATION
As of and for the Years Ended December 31, 2017 and 2016

TABLE
OF
CONTENTS

CPAs & BUSINESS ADVISORS

Independent Auditor's Report

To the Board of Directors
ATBancorp
Dubuque, Iowa

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of ATBancorp and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of comprehensive income, changes in stockholders' equity, and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

U.S. Bancorp Center | 800 Nicollet Mall, Ste. 1300 | Minneapolis, MN 55402-7033 | T 612.253.6500 | F 612.253.6600 | EOE

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ATBancorp and its subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplementary information on pages 51 through 53 is presented for the purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Eide Bailly LLP

Minneapolis, Minnesota
March 5, 2018

ATBANCORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2017 and 2016
(in thousands, except share information)

	2017	2016
ASSETS		
Cash and due from banks	$ 89,459	$ 89,360
Federal funds sold	4,505	1,045
Securities available-for-sale	173,395	197,611
Loans held for sale	2,045	2,193
Loans, net of allowance of $14,853 and $14,899 at December 31, 2017 and 2016	1,300,571	1,179,432
Bank-owned life insurance	18,074	17,540
Federal Home Loan Bank stock	5,246	4,179
Bank premises and equipment, net	18,110	17,249
Accrued interest receivable	5,834	5,367
Goodwill	3,253	3,253
Real estate owned, net	5,114	5,681
Mortgage servicing rights	5,797	5,272
Other assets	10,613	12,049
TOTAL ASSETS	$ 1,642,016	$ 1,540,231
LIABILITIES AND STOCKHOLDERS' EQUITY		
Liabilities		
Deposits	$ 1,370,100	$ 1,253,004
Federal funds purchased	900	6,100
Short-term borrowings	26,336	67,669
Other borrowings	52,400	32,000
Subordinated debentures	39,935	40,485
Accrued interest payable	1,235	955
Other liabilities	16,315	15,485
Total liabilities	1,507,221	1,415,698
Stockholders' equity		
Common stock of ATBancorp, no par value; 200,000 shares authorized; 35,288 shares issued as of December 31, 2017 and 2016; 35,038 and 35,088 shares outstanding as of December 31, 2017 and 2016, respectively	1,764	1,764
Additional paid-in capital	4,852	4,852

See accompanying notes to consolidated financial statements.

ATBANCORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2017 and 2016
(in thousands, except share information)

	2017	2016
Retained earnings	$ 125,602	$ 116,177
Accumulated other comprehensive income (loss)	(1,330)	(1,503)
Treasury stock; 250 and 200 shares, respectively	(550)	(400)
Total ATBancorp stockholders' equity	130,338	120,890
Non-controlling interest	4,457	3,643
Total stockholders' equity	134,795	124,533
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,642,016	$ 1,540,231

See accompanying notes to consolidated financial statements.

ATBANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the Years Ended December 31, 2017 and 2016
(in thousands)

	2017	2016
Interest income		
Interest and fees on loans		
Taxable	$ 47,952	$ 45,277
Tax-exempt	3,400	2,591
Interest on securities		
Taxable	3,116	2,438
Tax-exempt	439	567
Interest on federal funds sold	647	688
Total interest income	55,554	51,561
Interest expense		
Interest on deposits	6,254	5,503
Interest on federal funds purchased	28	15
Interest on short-term borrowings	146	136
Interest on other borrowings	576	200
Interest on subordinated debentures	1,939	1,836
Total interest expense	8,943	7,690
Net interest income before provision for (reversal of) loan losses	46,611	43,871
Provision for (reversal of) loan losses	(1,320)	(900)
Net interest income after provision for (reversal of) loan losses	47,931	44,771
Other income		
Trust fees	15,258	13,854
Gain on sale of loans	1,492	1,866
Service fees	8,658	8,448
Other	1,908	1,323
Total other income	27,316	25,491
Operating expenses		
Salaries and employee benefits	31,501	30,679
Occupancy	3,192	3,143
Equipment	3,504	3,174
Marketing and business development	3,146	2,930
Data processing	5,713	5,469
Insurance	945	1,306
Other	7,069	7,136
Total operating expenses	55,070	53,837

See accompanying notes to consolidated financial statements.

ATBANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the Years Ended December 31, 2017 and 2016
(in thousands)

	2017	2016
Net income before income tax	$ 20,177	$ 16,425
Income tax expense	6,809	3,808
Net income	13,368	12,617
Net gain attributable to non-controlling interest	788	543
Net income attributable to controlling interest	12,580	12,074
Other comprehensive income (loss), net of tax		
Unrealized gains (losses) on securities:		
Unrealized gains (losses) arising during the period, net of taxes of $280 and $(1,239), respectively	173	(2,055)
Less other comprehensive income (loss) attributable to non-controlling interest	26	(142)
Other comprehensive income (loss)	199	(2,197)
Comprehensive income attributable to controlling interest	$ 12,779	$ 9,877

See accompanying notes to consolidated financial statements.

ATBANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Years ended December 31, 2017 and 2016
(in thousands, except per share data)

	Common Stock	Treasury Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Non-Controlling Interest	Total
Balance, January 1, 2016	$ 1,764	$ (400)	$ 4,852	$ 105,927	$ 552	$ 3,242	$ 115,937
Comprehensive income	-	-	-	12,074	(2,055)	(142)	9,877
Cash dividends paid ($52.00 per share)	-	-	-	(1,824)	-	-	(1,824)
Non-controlling interest	-	-	-	-	-	543	543
Balance, December 31, 2016	1,764	(400)	4,852	116,177	(1,503)	3,643	124,533
Comprehensive income	-	-	-	12,580	173	26	12,779
Cash dividends paid ($90.05 per share)	-	-	-	(3,155)	-	-	(3,155)
Non-controlling interest	-	-	-	-	-	788	788
Purchase of Treasury stock	-	(150)	-	-	-	-	(150)
Balance, December 31, 2017	$ 1,764	$ (550)	$ 4,852	$ 125,602	$ (1,330)	$ 4,457	$ 134,795

See accompanying notes to consolidated financial statements.

ATBANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2017 and 2016
(in thousands)

	2017	2016
Cash flows from operating activities		
Net income	$ 12,580	$ 12,074
Adjustments to reconcile net income to net cash provided by operating activities		
Change in non-controlling interest	788	543
Provision for (reversal of) loan losses	(1,320)	(900)
Provision for valuation allowance on real estate owned	-	285
Gain on real estate owned	(9)	(13)
Depreciation of bank premises and equipment	2,315	2,320
Amortization of mortgage servicing rights	275	247
Amortization of premiums and accretion of discounts on securities, net	734	784
Origination of loans held for sale	(114,809)	(163,170)
Proceeds from sale of loans	115,649	165,005
Net gain on sale of loans	(1,492)	(1,866)
Decrease (increase) in cash surrender value of life insurance	(534)	(564)
Decrease (increase) in net deferred tax asset	1,195	107
Decrease (increase) in accrued interest receivable	(467)	(662)
Decrease (increase) in other assets	238	1,640
Increase (decrease) in accrued interest payable	280	(224)
Increase (decrease) in other liabilities	830	(29)
Net cash provided by operating activities	16,253	15,577
Cash flows from investing activities		
Net decrease (increase) in federal funds sold	(3,460)	(1,045)
Net change in loans	(120,299)	(51,377)
Activity in securities available-for-sale:		
Maturities, prepayments, and calls	25,234	27,016
Sales	82	-
Purchases	(1,632)	(96,878)
Proceeds from redemption of FHLB stock	16,737	120
Purchase of FHLB stock	(17,804)	(1,015)
Proceeds from sales of real estate owned, net	1,056	691
Purchases of bank premises and equipment	(3,176)	(1,450)
Capitalized improvements on real estate owned	-	(104)
Net cash used in investing activities	(103,262)	(124,042)

See accompanying notes to consolidated financial statements.

ATBANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2017 and 2016
(in thousands)

	2017	2016
Cash flows from financing activities		
Proceeds from other borrowings	$ 436,800	$ 22,000
Payments on other borrowings	(416,400)	(5,000)
Net increase (decrease) in short-term borrowings	(41,883)	31,446
Net increase (decrease) in deposits	117,096	9,817
Net increase (decrease) in federal funds purchased	(5,200)	1,000
Purchase of treasury stock	(150)	-
Cash dividends paid	(3,155)	(1,824)
Net cash provided by financing activities	87,108	57,439
Net increase (decrease) in cash and due from banks	99	(51,026)
Cash and due from banks		
Beginning of year	89,360	140,386
End of year	$ 89,459	$ 89,360
Supplemental cash flow information:		
Cash paid during the year for interest	$ 8,663	$ 7,914
Income tax payments	$ 5,302	$ 3,592
Supplemental non cash activities:		
Real estate owned acquired in loan foreclosures	$ 480	$ 71
Mortgage servicing rights resulting from sale of loans with servicing retained	$ 800	$ 925
Non-controlling interest in unrealized gain (loss) on investment securities available for sale, net	$ 26	$ (142)

See accompanying notes to consolidated financial statements.

NOTE 1 - NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities:
ATBancorp (the "Company") is a bank holding company providing bank and financial services through its subsidiaries, American Trust & Savings Bank, American Bank & Trust Wisconsin, United American Bank ("UAB"), (collectively the "Banks"), and ATCapital Management Corp. American Trust & Savings Bank is a full-service bank with offices in Dubuque, Dyersville, Farley, and Des Moines, Iowa, granting commercial, real estate, and installment loans to customers primarily in these and surrounding areas. American Bank & Trust Wisconsin is a full-service bank with offices in Cuba City, Hazel Green, Lancaster, Fennimore, and Platteville Wisconsin, granting commercial, real estate, and installment loans to customers primarily in these and surrounding areas. UAB is a California state chartered institution and operates in San Mateo with branch offices in Redwood City and the city of Half Moon Bay. The Banks offer a wide range of deposit accounts, loan types and banking services to small-to-medium size business and professional clients. ATCapital Management Corp is a registered investment advisor which provides financial services that are subject to SEC regulations. All subsidiaries are wholly-owned by the Company except for UAB, which was 83.26% owned as of December 31, 2017 and 2016.

Significant Accounting Policies:

Accounting Estimates: The preparation of consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses, carrying value of real estate owned, carrying value of goodwill, fair value of mortgage servicing rights, fair values of financial instruments and valuation of deferred tax assets are inherently subjective and are susceptible to significant change.

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, American Trust & Savings Bank, American Bank & Trust Wisconsin and ATCapital Management Corp along with a majority owned subsidiary, UAB. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Due from Banks: For purposes of reporting cash flows, cash and due from banks include cash on hand and amounts due from banks. The Banks are required to maintain reserve balances in cash or with the Federal Reserve Bank. The total of these cash and reserve balances was approximately $34,748 and $30,651 as of December 31, 2017 and 2016, respectively.

NOTE 1 - NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities: The Banks do not currently hold any securities classified as held to maturity.

Securities classified as available-for-sale are those debt securities the Banks intend to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Banks' assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available-for-sale are carried at fair value. Unrealized gains or losses considered temporary and any non-credit portion of unrealized losses deemed other-than-temporary are reported as an increase or decrease in accumulated other comprehensive income. The credit related portion of unrealized losses deemed other-than-temporary is recorded in current period earnings and a new cost basis is established. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

The Banks evaluate securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. As part of such monitoring, the credit quality of individual securities and their issuers are assessed. In addition, management considers the length of time and extent that fair value has been less than cost, the financial condition and near-term prospects of the issuer, and that the Banks do not have the intent to sell the security and it is more likely than not that it will not have to sell the security before recovery of its cost basis.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated.

Securities Sold Under Repurchase Agreements: The Banks periodically sell securities under repurchase agreements. These transactions are accounted for as collateralized financing transactions and recorded at the amounts at which the securities were sold. The Banks may have to provide additional collateral to the counterparty, as necessary.

Loans Held for Sale: Loans originated and intended for sale in the secondary market are carried at the lower of cost or market in the aggregate as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

NOTE 1 - NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans: Loans that management has the intent and ability to hold for the foreseeable future are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, reflected as a component of the carrying value of the related loans, net of costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest is accrued daily on the loan balances outstanding. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, the borrower's financial condition is such that collection of interest is doubtful. All interest accrued but not received for loans placed on nonaccrual are reversed against interest income generally after 90 days. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a specific reserve may be allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Loans in which the Banks, for economic or legal reasons related to the debtor's financial difficulties, grant a concession to the debtors that would not otherwise be considered qualify as troubled debt restructurings ("TDRs"). All TDRs are classified as impaired loans. TDRs may be on accrual or nonaccrual status based upon the performance of the borrower and management's assessment of collectability. Loans deemed nonaccrual may return to accrued status based on performance in accordance with terms of the restructuring, generally six months.

It is the policy of the Company to recognize losses as soon as they become apparent.

NOTE 1 - NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable and inherent losses incurred in the loan portfolio. The Banks maintain allowances for loan losses at levels believed to be adequate to absorb estimated probable credit losses inherent in the loan portfolio. The adequacy of the allowances is determined based on quarterly evaluations of the loan portfolios and other relevant factors. The allowance is comprised of both a specific component and a general component. Even though the entire allowance is available to cover losses on any loan, specific allowances are provided on impaired loans pursuant to accounting standards. The general allowance is based on historical loss experience, adjusted for qualitative and environmental factors. Management reviews the assumptions and methodology related to the general allowance in an effort to update and refine the estimate on a periodic basis.

In determining the general allowance management has segregated the loan portfolio by loan segment. For each class of loan, the Banks compute a historical loss factor. In determining the appropriate period of activity to use in computing the historical loss factor the Banks look at trends in net charge-off ratios. It is management's intention to utilize a period of activity that is most reflective of current experience. Changes in the historical period are made when there is a distinct change in the trend of net charge-off experience. Management adjusts the historical loss factors for the impact of qualitative factors such as changes in policy or practices, the economy, the portfolio, personnel, delinquencies or classifications, the quality of loan review, the effect of concentrations, and other external factors. In determining the impact, if any, of an individual qualitative factor, management compares the current underlying facts and circumstances surrounding a particular factor with those in the historical periods, adjusting the historical loss factor in a directionally consistent manner with changes in the qualitative factor. Management will continue to analyze the qualitative factors on a periodic basis, adjusting the historical loss factor both up and down, to a factor believed to be appropriate for the probable and inherent risk of loss in its portfolio.

Specific allowances are determined as a result of the Bank's impairment process. When a loan is identified as impaired it is evaluated for loss using either the fair value of collateral method or the present value of cash flows method. If the present value of expected cash flows or the fair value of collateral exceeds the Bank's carrying value of the loan no loss is anticipated and no specific reserve is established. However, if the Bank's carrying value of the loan is greater than the present value of expected cash flows or fair value of collateral a specific reserve is established. In either situation, loans identified as impaired are excluded from the calculation of the general reserve.

NOTE 1 - NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The allowance for loan losses is increased by provisions charged to earnings and reduced by charge-offs, net of recoveries. The adequacy of the allowance for loan losses is reviewed and approved by each Bank's Board of Directors on a quarterly basis. The allowance for loan losses reflects management's best estimate of the probable and inherent losses on loans and is based on a risk model developed and implemented by management and approved by the Banks' Boards of Directors.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may suggest changes to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and commercial letters of credit issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Mortgage Servicing Rights: Mortgage servicing rights ("MSRs") are capitalized as separate assets when loans are sold and servicing is retained. Under the Transfers and Servicing topic of the Codification, FASB ASC 860-50, servicing rights resulting from the sale of loans originated by the Company are initially measured at fair value at the date of transfer. The Company determines the fair value of MSRs using a valuation model that calculates the present value of estimated future net servicing income. The Company utilizes assumptions in the model that market participants use in estimating future net servicing income, including estimates of prepayment speeds, discount rate, costs to service, and contractual servicing fee income. Gain or loss on sale of loans depends on (1) proceeds received and (2) the previous carrying amount of the financial assets transferred and any interests continued to be held based on relative fair value at the date of transfer. The Company has elected to measure and carry MSRs related to residential mortgage loans using the fair value method. Under the fair value method, these MSRs are carried in the balance sheet at fair value and the changes in fair value, primarily due to changes in valuation inputs and assumptions and to the collection and realization of expected cash flows, are reported in noninterest income in the period in which the change occurs.

Bank-Owned Life Insurance: The Banks have purchased life insurance policies on certain key executives. Bank-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

NOTE 1 - NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtained the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Federal Home Loan Bank ("FHLB") Stock: The Banks are members of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Bank Premises and Equipment: Land is carried at cost. Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily by the straight-line method based on estimated useful lives of assets ranging from three to thirty-nine years. Premises and equipment, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at the fair value less costs to sell, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed during the period in which they occur.

Goodwill: Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment based on equity and earnings. Any such impairment will be recognized in the period identified.

Income Taxes: The Company files a consolidated federal income tax return and individual state income tax returns. Income tax expense is recorded based on the liability method. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities will be adjusted through the provision for income taxes.

(dollars in thousands)

NOTE 1 - NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company also accounts for the uncertainty in income taxes related to the recognition and measurement of a tax position taken or expected to be taken in an income tax return. The Company follows the applicable pronouncement guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition related to the uncertainty in these income tax positions. The Company had no uncertain tax positions as of December 31, 2017 and 2016. The Company's policy is to recognize interest and penalties related to uncertain tax positions as components of income tax expense. During the years ended December 31, 2017 and 2016, the Company did not recognize interest or penalties related to income tax expense in its statement of income.

Trust Assets: Trust assets (other than cash deposits at the Banks) held by the Banks in a fiduciary or an agency capacity for their customers are not included in the accompanying consolidated balance sheets because such items are not assets of the Banks.

Subsequent Events: Management has evaluated the impact of all subsequent events through March 5, 2018, the date that the consolidated financial statements were available to be issued, and determined that all subsequent events have been appropriately recognized and disclosed in the accompanying consolidated financial statements.

NOTE 2 - SECURITIES

Amortized cost and fair values of securities as of December 31, 2017 and 2016 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2017				
Securities available-for-sale:				
U.S. Treasury	$ 5,017	$ -	$ (47)	$ 4,970
U.S. government sponsored agencies	138,074	156	(2,372)	135,858
Nontaxable obligations of state and political subdivisions	18,567	110	(32)	18,645
Taxable obligations of state and political subdivisions	4,779	1	(45)	4,735
Mortgage-backed securities issued by U.S. government-sponsored enterprises	9,284	41	(138)	9,187
Total securities available-for-sale	$ 175,721	$ 308	$ (2,634)	$ 173,395

(dollars in thousands)

NOTE 2 - SECURITIES (Continued)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2016				
Securities available-for-sale:				
U.S. Treasury	$ 5,021	$ -	$ (63)	$ 4,958
U.S. government sponsored agencies	151,653	489	(2,962)	149,180
Nontaxable obligations of state and political subdivisions	26,471	127	(70)	26,528
Taxable obligations of state and political subdivisions	5,315	10	(58)	5,267
Mortgage-backed securities issued by U.S. government-sponsored enterprises	11,675	83	(80)	11,678
Total securities available-for-sale	$ 200,135	$ 709	$ (3,233)	$ 197,611

The amortized cost and fair values of securities as of December 31, 2017 by contractual maturity are shown below. Maturities for mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or prepaid without any penalties. Therefore, those securities are not included in the maturity categories in the following maturity summary:

	December 31, 2017	
	Amortized Cost	Fair Value
Securities available-for-sale:		
Due in one year or less	$ 16,913	$ 16,909
Due after one year through five years	116,925	115,584
Due after five years through ten years	32,139	31,246
Due after ten years	460	469
	166,437	164,208
Mortgage-backed securities issued by U.S. government-sponsored enterprises	9,284	9,187
Total securities available-for-sale	$ 175,721	$ 173,395

Investment securities with a carrying value of $91,687 and $91,941 as of December 31, 2017 and 2016, respectively, were pledged as collateral on securities sold under agreements to repurchase, and for other purposes as required or permitted by law.

(dollars in thousands)

NOTE 2 - SECURITIES (Continued)

The following tables aggregate by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2017 and 2016:

Description of Securities	Less Than 12 Months Fair Value	Less Than 12 Months Unrealized Loss	12 Months or More Fair Value	12 Months or More Unrealized Loss	Total Fair Value	Total Unrealized Loss
2017						
U.S. Treasury	$ 4,970	$ (47)	$ -	$ -	$ 4,970	$ (47)
US government sponsored agencies	38,159	(244)	75,754	(2,128)	113,913	(2,372)
Nontaxable obligations of state and political subdivisions	6,734	(24)	242	(8)	6,976	(32)
Taxable obligations of state and political subdivisions	2,987	(16)	1,462	(29)	4,449	(45)
Mortgage-backed securities issued by U.S. government-sponsored enterprises	3,763	(63)	2,466	(75)	6,229	(138)
Total temporarily impaired	$ 56,613	$ (394)	$ 79,924	$ (2,240)	$ 136,537	$ (2,634)
2016						
U.S. Treasury	$ 4,958	$ (63)	$ -	$ -	$ 4,958	$ (63)
US government sponsored agencies	102,409	(2,961)	99	(1)	102,508	(2,962)
Nontaxable obligations of state and political subdivisions	13,769	(70)	-	-	13,769	(70)
Taxable obligations of state and political subdivisions	14,056	(58)	-	-	14,056	(58)
Mortgage-backed securities issued by U.S. government-sponsored enterprises	4,523	(80)	-	-	4,523	(80)
Total temporarily impaired	$ 139,715	$ (3,232)	$ 99	$ (1)	$ 139,814	$ (3,233)

The Banks evaluate securities for other-than-temporary impairment on at least a quarterly basis and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and that management does not have the intent to sell the security and it is more likely than not that it will not have to sell the security before recovery of its cost basis. In analyzing an issuer's financial condition, the Banks may consider whether the securities are issued by the U.S. government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer's financial condition.

(dollars in thousands)

NOTE 2 - SECURITIES (Continued)

The unrealized losses relate principally to the general change in interest rate levels that has occurred since the securities' purchase dates, and such unrecognized losses or gains will continue to vary with general interest rate level fluctuations in the future. At December 31, 2017 and 2016, forty-three securities and one security, respectively, have been in a continuous loss position for over twelve months. Management does not have the intent to sell and has determined it is unlikely the Banks will be required to sell the securities before anticipated recovery; therefore, no declines are deemed to be other than temporary.

NOTE 3 - LOANS

The composition of loans as of December 31, 2017 and 2016 is as follows:

	2017	2016
Commercial - construction	$ 86,659	$ 58,426
Commercial - real estate	493,526	448,331
Commercial - other	373,950	355,666
Agricultural	135,543	123,804
Residential real estate	108,953	96,939
Consumer	115,797	110,987
Gross Loans	1,314,428	1,194,153
Purchase accounting premium (discount)	150	331
Deferred loan fees (costs)	846	(153)
Allowance for loan losses	(14,853)	(14,899)
Loans, net	$1,300,571	$ 1,179,432

(dollars in thousands)

NOTE 3 – LOANS (Continued)

The Banks originate loans in three portfolio segments – Commercial, Agricultural and Consumer. In originating loans, the Banks assess the risks that are inherent and relative to each of the categories, and establish credit policies, standards and underwriting guidelines applicable to each category and each loan class within the categories.

A summary of the aging of the portfolio at December 31, 2017 and 2016 is as follows:

	December 31, 2017				
	Current	30-59 Days Past Due (accruing)	60-89 Days Past Due (accruing)	90 Days & Over or on Non-Accrual	Total
Commercial - construction	$ 85,009	$ 443	$ -	$ 1,207	$ 86,659
Commercial – real estate	493,200	6	169	151	493,526
Commercial – other	371,148	1,021	326	1,455	373,950
Agricultural	134,434	129	12	968	135,543
Residential real estate	108,049	106	566	232	108,953
Consumer	115,381	194	8	214	115,797
Total	$ 1,307,221	$ 1,899	$ 1,081	$ 4,227	$ 1,314,428

(dollars in thousands)

NOTE 3 – LOANS (Continued)

	December 31, 2016				
	Current	30-59 Days Past Due (accruing)	60-89 Days Past Due (accruing)	90 Days & Over or on Non-Accrual	Total
Commercial - construction	$ 57,331	$ -	$ 679	$ 416	$ 58,426
Commercial – real estate	447,957	164	-	210	448,331
Commercial – other	354,590	-	53	1,023	355,666
Agricultural	122,402	164	-	1,238	123,804
Residential real estate	95,251	570	121	997	96,939
Consumer	110,678	201	46	62	110,987
Total	$ 1,188,209	$ 1,099	$ 899	$ 3,946	$ 1,194,153

Credit Quality: The Banks utilize a risk grading matrix on each of its loans.

Loans are assigned one of eight loan grades. The top four grades are pass ratings (A, B, C-1, and C-2). Descriptions of the loan grades are as follows:

Grade A - Excellent. Credits are of the highest quality. Borrowers exhibit negligible credit risk due to their financial strength, excellent collateral coverage if secured, and high liquidity of the borrower. Borrowers also exhibit impeccable character, strong repayment ability, profitable operations, and excellent cash flow and debt service.

Grade B – Good. Proven financial history of good earnings, cash flow, and satisfactory collateral levels. Established entities. Borrowers have a proven track record and no material negative trends.

Grade C1 – Satisfactory. Satisfactory loans of acceptable credit risk. Demonstrate debt service coverage and cash flow within guidelines. Payments are received in a timely manner, collateral coverage if secured is adequate.

Grade C2 – Monitored. Higher than average risk due to certain financial weaknesses or uncertainties in borrower industry. May be loans with management concerns or with weak or negative earnings. Require an above average level of monitoring.

NOTE 3 – LOANS (Continued)

Grade SM – Special Mention. Potential weaknesses that deserve management's close attention. Weaknesses exhibit themselves in management issues, trends in timing of payments, and/or negative earnings. If left uncorrected, these potential weaknesses may result in deterioration of repayment prospects. Credit exhibits characteristics that give bank cause for concern with regard to credit quality or collateral values.

Grade S – Substandard. Credits are inadequately protected by current net worth, repayment capacity of borrower, or the collateral pledged, if any. Well-defined weaknesses that jeopardize the repayment of the loan. Collateral coverage is inadequate and there is a distinct possibility the bank will sustain some loss if deficiencies are not corrected in the immediate future.

Grade D – Doubtful. In addition to all problems inherent in substandard loans, doubtful loans also have added characteristic that the weaknesses could make full collection or liquidation highly questionable based on current facts, financial conditions, and collateral valuations. Although the possibility of a loss is extremely high, because of pending factors, classification as loss is deferred until more exact status can be determined.

Grade L – Loss. Considered uncollectible and of such little value that continuation as bankable assets is not warranted. Classification does not mean that the loan has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off the asset, even though partial recovery may be made in the future.

(dollars in thousands)

NOTE 3 – LOANS (Continued)

Below is a breakdown of loans by risk grading as of December 31, 2017 and 2016:

2017

	Pass	Special Mention	Substandard	Doubtful/ Loss	Total
Commercial – construction	$ 85,452	$ -	$ 1,207	$ -	$ 86,659
Commercial – real estate	490,618	2,488	420	-	493,526
Commercial – other	371,535	592	1,823	-	373,950
Agricultural	133,814	-	1,729	-	135,543
Residential real estate	108,369	-	584	-	108,953
Consumer	115,583	-	214	-	115,797
Total	$ 1,305,371	$ 3,080	$ 5,977	$ -	$ 1,314,428

2016

	Pass	Special Mention	Substandard	Doubtful/ Loss	Total
Commercial – construction	$ 57,285	$ -	$ 1,141	$ -	$ 58,426
Commercial – real estate	442,911	3,043	2,377	-	448,331
Commercial – other	350,578	1,283	3,805	-	355,666
Agricultural	122,133	-	1,671	-	123,804
Residential real estate	95,923	-	1,003	13	96,939
Consumer	110,924	-	63	-	110,987
Total	$ 1,179,754	$ 4,326	$ 10,060	$ 13	$ 1,194,153

(dollars in thousands)

NOTE 3 – LOANS (Continued)

Information regarding impaired loans as of December 31, 2017 is as follows:

	Commercial construction	Commercial – real estate	Commercial – other	Agricultural	Residential real estate	Consumer	Total
December 31, 2017							
With an allowance for loan losses recorded:							
Recorded investment	$ -	$ -	$ 996	$ 2,570	$ -	$ -	$ 3,566
Unpaid principal balance	-	-	1,334	2,727	-	-	4,061
Related allowance for loan losses	-	-	338	157	-	-	495
With no related allowance for loan losses recorded:							
Recorded investment	$ 1,207	$ 2,596	$ 671	$ 52	$ 396	$ 253	$ 5,175
Unpaid principal balance	1,207	2,596	671	52	396	253	5,175
Related allowance for loan losses	-	-	-	-	-	-	-
Total:							
Recorded investment	$ 1,207	$ 2,596	$ 1,667	$ 2,622	$ 396	$ 253	$ 8,741
Unpaid principal balance	1,207	2,596	2,005	2,779	396	253	9,236
Related allowance for loan losses	-	-	338	157	-	-	495
Average recorded investment during the year	$ 804	$ 4,148	$ 1,701	$ 2,383	$ 803	$ 154	$ 9,993
Interest income recognized while impaired	$ -	$ 102	$ 35	$ -	$ 7	$ -	$ 144

(dollars in thousands)

NOTE 3 – LOANS (Continued)

Information regarding impaired loans as of December 31, 2016 is as follows:

	Commercial construction	Commercial – real estate	Commercial – other	Agricultural	Residential real estate	Consumer	Total
December 31, 2016							
With an allowance for loan losses recorded:							
Recorded investment	$ -	$ -	$ 692	$ 2,556	$ 98	$ -	$ 3,346
Unpaid principal balance	-	-	1,023	2,852	164	-	4,039
Related allowance for loan losses	-	-	331	296	66	-	693
With no related allowance for loan losses recorded:							
Recorded investment	$ 416	$ 5,394	$ 743	$ 78	$ 851	$ 62	$ 7,544
Unpaid principal balance	416	5,394	743	78	851	62	7,544
Related allowance for loan losses	-	-	-	-	-	-	-
Total:							
Recorded investment	$ 416	$ 5,394	$ 1,435	$ 2,634	$ 949	$ 62	$ 10,890
Unpaid principal balance	416	5,394	1,766	2,930	1,015	62	11,583
Related allowance for loan losses	-	-	331	296	66	-	693
Average recorded investment during the year	$ 591	$ 5,844	$ 1,483	$ 2,572	$ 874	$ 86	$ 11,450
Interest income recognized while impaired	$ -	$ 251	$ 40	$ 104	$ -	$ -	$ 395

(dollars in thousands)

NOTE 3 – LOANS (Continued)

Management regularly monitors impaired loan relationships. In the event facts and circumstances change, an additional provision for loan losses may be necessary.

Nonperforming loans at December 31 are as follows:

	2017	2016
Nonaccrual loans other than troubled debt restructurings	$ 2,449	$ 2,265
Nonaccrual loans restructured in a troubled debt restructuring	1,778	1,681
Total nonperforming loans ("NPLs")	$ 4,227	$ 3,946
Restructured loans, accruing	$ 5,009	$ 7,637

Nonaccrual loans and loans past due 90 days and still on accrual were as follows:

	2017	2016
Loans past due over 90 days and still on accrual	$ -	$ -
Nonaccrual loans	4,227	3,946

(dollars in thousands)

NOTE 3 – LOANS (Continued)

Troubled Debt Restructuring

A TDR includes a loan modification where a borrower is experiencing financial difficulty and the Banks grant a concession to that borrower that would not otherwise be considered except for the borrower's financial difficulties. A TDR may be either accrual or nonaccrual status based upon the performance of the borrower and management's assessment of collectability. If a TDR is placed on nonaccrual status, it remains there until a sufficient period of performance under the restructured terms has occurred at which time it is returned to accrual status, generally six months.

A summary of troubled debt restructurings as of December 31, 2017 is as follows:

	December 31, 2017	
	Number of Modifications	Recorded Investments
Commercial - construction	-	$ -
Commercial - real estate	4	2,716
Commercial - other	7	1,538
Agricultural	4	1,811
Residential real estate	1	164
Consumer	2	220
Total	18	$ 6,449

A summary of troubled debt restructurings as of December 31, 2016 is as follows:

	December 31, 2016	
	Number of Modifications	Recorded Investments
Commercial - construction	-	$ -
Commercial - real estate	3	5,394
Commercial - other	6	1,434
Agricultural	8	1,692
Residential real estate	3	358
Consumer	2	41
Total	22	$ 8,919

(dollars in thousands)

NOTE 3 – LOANS (Continued)

The table below presents a summary of the post-modification balance of loans restructured during the twelve months ended December 31, 2017:

	Total (1)		Extension at Below Market Terms		Reduction of Interest Rate		Modification to Interest-only Payments		Forgiveness of Debt	
	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance
Commercial										
Construction	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -
Real Estate	1	65	1	65	-	-	-	-	-	-
Other	2	520	1	225	-	-	1	295	-	-
Agricultural	3	285	1	95	1	95	1	95	-	-
Residential Real Estate	-	-	-	-	-	-	-	-	-	-
Consumer	1	182	1	182	-	-	-	-	-	-
Total Loans	7	$ 1,052	4	$ 567	1	$ 95	2	$ 390	-	$ -

The table below presents a summary of the post-modification balance of loans restructured during the twelve months ended December 31, 2016:

	Total (1)		Extension at Below Market Terms		Reduction of Interest Rate		Modification to Interest-only Payments		Forgiveness of Debt	
	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance
Commercial										
Construction	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -
Real Estate	-	-	-	-	-	-	-	-	-	-
Other	1	118	-	-	-	-	1	118	-	-
Agricultural	-	-	-	-	-	-	-	-	-	-
Residential Real Estate	2	406	2	406	-	-	-	-	-	-
Consumer	2	41	2	41	-	-	-	-	-	-
Total Loans	5	$ 565	4	$ 447	-	$ -	1	$ 118	-	$ -

(1) Restructured loans may have more than one modification representing a concession. As such, restructured loans during the period may be represented in more than one of the categories noted above.

No loans that were restructured during the twelve months ended December 31, 2017 or December 31, 2016, subsequently defaulted under the restructured terms during the relevant fiscal period.

NOTE 3 – LOANS (Continued)

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date without a carryover of the related allowance for loan losses. Any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

The change in the carrying amount of accretable yield for purchased loans was as follows for the years ended December, 31.

	2017	2016
Balance, beginning of year	$ 331	$ 511
Accretion	(181)	(180)
Balance, end of year	$ 150	$ 331

(dollars in thousands)

NOTE 3 – LOANS (Continued)

A summary of the activity in the allowance for loan losses by class of loan is as follows for December 31, 2017:

	Commercial - Construction	Commercial – Real Estate	Commercial - Other	Agricultural	Residential Real Estate	Consumer	Total
Allowance for Loan Losses							
Balance January 1, 2017	$ 5,931	$ 2,694	$ 4,677	$ 1,326	$ 69	$ 202	$ 14,899
Charge-offs	-	-	(211)	-	(22)	(240)	(473)
Recoveries	-	1,159	156	3	22	407	1,747
Provisions	(2,104)	(826)	989	305	24	292	(1,320)
Balance December 31, 2017	$ 3,827	$ 3,027	$ 5,611	$ 1,634	$ 93	$ 661	$ 14,853
Ending balance individually evaluated for impairment	$ -	$ -	$ 338	$ 157	$ -	$ -	$ 495
Ending balance collectively evaluated for impairment	$ 3,827	$ 3,027	$ 5,273	$ 1,477	$ 93	$ 661	$ 14,358
Loans							
Balance December 31, 2017	$ 86,659	$ 493,526	$ 373,950	$ 135,543	$ 108,953	$ 115,797	$ 1,314,428
Allowance for loan losses	3,827	3,027	5,611	1,634	93	661	14,853
Recorded investment	$ 82,832	$ 490,499	$ 368,339	$ 133,909	$ 108,860	$ 115,136	$ 1,299,575
Ending balance individually evaluated for impairment	$ 1,207	$ 2,596	$ 2,005	$ 2,779	$ 396	$ 253	$ 9,236
Ending balance collectively evaluated for impairment	$ 85,452	$ 490,930	$ 371,945	$ 132,764	$ 108,557	$ 115,544	$ 1,305,192

(dollars in thousands)

NOTE 3 – LOANS (Continued)

A summary of the activity in the allowance for loan losses by class of loan is as follows for December 31, 2016:

	Commercial - Construction	Commercial – Real Estate	Commercial - Other	Agricultural	Residential Real Estate	Consumer	Total
Allowance for Loan Losses							
Balance January 1, 2016	$ 5,779	$ 3,610	$ 4,630	$ 1,251	$ 178	$ 212	$ 15,660
Charge-offs	-	-	(46)	-	(38)	(207)	(291)
Recoveries	15	66	251	-	3	95	430
Provisions	137	(982)	(158)	75	(74)	102	(900)
Balance December 31, 2016	$ 5,931	$ 2,694	$ 4,677	$ 1,326	$ 69	$ 202	$ 14,899
Ending balance individually evaluated for impairment	$ -	$ -	$ 331	$ 296	$ 66	$ -	$ 693
Ending balance collectively evaluated for impairment	$ 5,931	$ 2,694	$ 4,346	$ 1,030	$ 3	$ 202	$ 14,206
Loans							
Balance December 31, 2016	$ 58,426	$ 448,331	$ 355,666	$ 123,804	$ 96,939	$ 110,987	$ 1,194,153
Allowance for loan losses	5,931	2,694	4,677	1,326	69	202	14,899
Recorded investment	$ 52,495	$ 445,637	$ 350,989	$ 122,478	$ 96,870	$ 110,785	$ 1,179,254
Ending balance individually evaluated for impairment	$ 416	$ 5,394	$ 1,766	$ 2,930	$ 1,015	$ 62	$ 11,583
Ending balance collectively evaluated for impairment	$ 58,010	$ 442,937	$ 353,900	$ 120,874	$ 95,924	$ 110,925	$ 1,182,570

(dollars in thousands)

NOTE 4 – MORTGAGE SERVICING RIGHTS

The unpaid principal balance of mortgage loans serviced for others, which are not included in the accompanying consolidated balance sheets, was $565,471 and $533,779 at December 31, 2017 and 2016, respectively. Custodial balances maintained in connection with the foregoing serviced loans and included in demand deposits were $824 and $1,250 at December 31, 2017 and 2016, respectively.

The following is an analysis of the MSR activity for the years ended December 31, 2017 and 2016:

	2017	2016
Balance, beginning of year	$ 5,272	$ 4,594
Additions of mortgage servicing rights	800	925
Amortization	(275)	(247)
Balance, end of year	$ 5,797	$ 5,272

MSRs are subject to changes in value from, among other things, changes in interest rates, prepayments of the underlying loans and changes in the credit quality of the underlying portfolio.

NOTE 5 - REAL ESTATE OWNED

Changes in real estate owned for the years ended December 31, 2017 and 2016 were as follows:

	2017	2016
Balance, beginning of year	$ 5,681	$ 6,469
Transfers in	480	71
Capitalized improvements	-	104
Provision for allowance on real estate owned	-	(285)
Sales proceeds	(1,056)	(691)
Net gain (loss) on sale of real estate owned	9	13
Balance, end of year	$ 5,114	$ 5,681

The carrying amount of foreclosed residential real estate properties held was $480 and $96 at December 31, 2017 and 2016, respectively. Formal foreclosure procedures were in process for residential mortgage loans with a balance of an additional $84.

(dollars in thousands)

NOTE 5 - REAL ESTATE OWNED (Continued)

Activity in the real estate owned valuation allowance for the years ended December 31, 2017 and 2016 was as follows:

	2017	2016
Balance, beginning of year	$ 1,181	$ 896
Provision charged to expense	-	285
Amounts related to disposed properties	(57)	-
Balance, end of year	$ 1,124	$ 1,181

NOTE 6 - BANK PREMISES AND EQUIPMENT

Bank premises and equipment as of December 31, 2017 and 2016 consist of the following:

	2017	2016
Land	$ 1,822	$ 1,822
Buildings and improvements	25,332	24,592
Furniture and equipment	22,495	20,429
Total, at cost	49,649	46,843
Less accumulated depreciation	31,539	29,594
Bank premises and equipment, net	$ 18,110	$ 17,249

Depreciation expense amounted to $2,315 and $2,320 in 2017 and 2016, respectively.

NOTE 7 – INVESTMENTS IN LIFE INSURANCE CONTRACTS

The Bank is the owner and the beneficiary of life insurance policies on key members of senior management (past and present), with death benefits of approximately $37,796 and $37,734 as of December 31, 2017 and 2016, respectively. The cash surrender value on the policies amounted to $18,074 and $17,540 as of December 31, 2017 and 2016, respectively.

NOTE 8 - DEPOSITS

The aggregate amount of time deposits, each with a minimum denomination of $250,000, was $82,596 and $40,674 as of December 31, 2017 and 2016, respectively, including no brokered certificates of deposit.

(dollars in thousands)

NOTE 8 – DEPOSITS (Continued)

At December 31, 2017, the scheduled maturities of time deposits are as follows:

Year Ending	Scheduled Maturities
2018	$ 167,281
2019	34,590
2020	18,312
2021	11,963
2022	11,230
Thereafter	473
Total	$ 243,849

NOTE 9 - SHORT-TERM AND OTHER BORROWINGS

The composition of borrowings as of December 31, 2017 and 2016 is as follows:

	2017	2016
Short term borrowings:		
Securities sold under agreements to repurchase	$ 26,336	$ 67,669
Total short-term borrowings	$ 26,336	$ 67,669

Other information concerning securities sold under agreements to repurchase is summarized as follows:

	2017	2016
Average monthly balance during the year	$ 42,805	$ 52,372
Average monthly interest rate during the year	0.34%	0.26%
Maximum month-end balance during the year	$ 58,940	$ 82,488
Weighted average rate as of year-end	0.54%	0.26%
Securities underlying the agreements at year end:		
Carrying value	$ 91,687	$ 91,941
Fair value	91,687	91,941

(dollars in thousands)

NOTE 9 - SHORT-TERM AND OTHER BORROWINGS (Continued)

Advances from the Federal Home Loan Bank bear interest and are due as follows:

	2017		2016	
	Weighted Average Interest Rate	Balance	Weighted Average Interest Rate	Balance
Year ending December 31:				
2018	0.00%	-	0.84%	23,000
2019	1.52%	46,400	1.44%	3,000
2020	1.81%	6,000	1.81%	6,000
		$ 52,400		$ 32,000

The Banks have a master contract agreement with the FHLB, which provides for borrowing up to the maximum $143,800 at December 31, 2017. As of December 31, 2017 and 2016, qualifying loans in the amount of $337,105 and $347,472, respectively, were pledged as collateral. The pledged loans consist primarily of loans secured by residential real estate and commercial real estate. In addition, these advances are collateralized by FHLB stock, of 5,246 and $4,179 as of December 31, 2017 and 2016, respectively.

NOTE 10 - SUBORDINATED DEBENTURES

A trust formed by the Company issued twelve thousand shares of Company Obligated Mandatorily Redeemable Preferred Securities of ATBancorp Statutory Trust II totaling $12,000 and shares of common stock for $372, which were purchased by the Company. Interest is paid quarterly, calculated at a rate of three-month London Interbank Offered Rate ("LIBOR"), plus 1.65% (3.24% and 2.16% as of December 31, 2017 and 2016, respectively). The Company may, at one or more times, defer interest payments on the capital securities for up to 20 consecutive quarters but not beyond September 15, 2037. At the end of any deferral period, all accumulated and unpaid interest will be paid. The capital securities are to be redeemed on June 15, 2037; however, the Company has the option to shorten the maturity date to a date not earlier than June 15, 2012. The redemption price is one-thousand dollars per capital security, plus any accrued and unpaid distributions to the date of redemption.

(dollars in thousands)

NOTE 10 - SUBORDINATED DEBENTURES (Continued)

Another trust formed by the Company in 2006 issued seven thousand five hundred shares of Company Obligated Mandatorily Redeemable Preferred Securities of ATBancorp Statutory Trust totaling $7,500 and common stock of $232, which was purchased by the Company. Interest is paid quarterly, calculated at a rate of three-month LIBOR, plus 1.68% (3.27% and 2.19% as of December 31, 2017 and 2016, respectively). The Company may, at one or more times, defer interest payments on the capital securities for up to 20 consecutive quarters but not beyond June 15, 2036. At the end of any deferral period, all accumulated and unpaid interest will be paid. The Company would not pay regular dividends to shareholders during any interest deferral period. The capital securities are to be redeemed on June 15, 2036; however, the Company has the option to shorten the maturity date to a date not earlier than June 15, 2011. The redemption price is one-thousand dollars per capital security, plus any accrued and unpaid distributions to the date of redemption.

Holders of the trust preferred securities have no voting rights, are unsecured, and rank junior in priority of payment to all of the Company's indebtedness and senior to the Company's capital stock.

The trust preferred debt is included on the consolidated balance sheets as liabilities; however, for regulatory purposes, the entire amount of the capital securities is allowed in the calculation of Tier I capital. The trusts noted above are not consolidated in the consolidated financial statements of the Company.

In 2011, the Company issued $1,000 of 5% Subordinated Debentures and $10,385 of 6.5% Subordinated Debentures directly from the Company. Interest is payable semi-annually, in arrears. The debentures had redemption dates of October 31, 2016 and October 31, 2018, respectively; however, the Company had the option to shorten the maturity date. The redemption price is the outstanding principal amount, plus accrued interest. These debentures were redeemed in 2016 with the new issue of $11,385 debentures noted below.

In 2014, the Company issued $9,600 of 6.5% Subordinated Debentures directly from the Company. Interest is payable semi-annually, in arrears. The debentures are to be redeemed on September 15, 2021; however, the Company has the option to shorten the maturity date. The redemption price is the outstanding principal amount, plus accrued interest.

In 2016, ATBancorp issued $11,385 6.50% Subordinated Debentures due 2023. A significant portion of the proceeds from this new issue was to redeem the 5.00% Subordinated Debentures due 2016 and the 6.50% Subordinated Debentures due 2018. In 2017, the company received two separate requests to redeem a total of $500. The Company accommodated the request.

NOTE 10 - SUBORDINATED DEBENTURES (Continued)

The subordinated debt is included on the consolidated balance sheets as liabilities; however for regulatory purposes, the entire amount of the capital securities is allowed in the calculation of Tier 2 capital.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting guidance for fair value establishes a hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Disclosure of fair value information about financial instruments, for which it is practicable to estimate that value, is required whether or not recognized in the consolidated balance sheets. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Certain financial instruments with a fair value that is not practicable to estimate and all non-financial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not necessarily represent the underlying value of the Company. The Company, in estimating its fair value disclosures for financial instruments, used the following methods and assumptions:

The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used to in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2 inputs).

(dollars in thousands)

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The fair value of mortgage servicing rights is based on a valuation model that calculates the present value of estimated net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income. The Company is able to compare the valuation model inputs and results to widely available published industry data for reasonableness (Level 2 inputs).

The fair value of real estate owned and impaired loans with specific allocations of the allowance for loan losses is generally based on recent third party real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 2 classification of the inputs for determining fair value.

Because assumptions used in these valuation techniques are inherently subjective in nature, the estimated fair values cannot always be substantiated by comparison to independent market quotes and, in many cases; the estimated fair values could not necessarily be realized in an immediate sale or settlement of the instrument.

Assets measured at fair value on a recurring basis at December 31, 2017 and 2016 are summarized below:

	Level 1	Level 2	Level 3	Total Carrying Value at December 31, 2017
Assets:				
Available for sale securities:				
U.S. treasuries	$ 4,970	$ -	$ -	$ 4,970
U.S. government agencies		135,858		135,858
Nontaxable obligations of state and political subdivisions	-	18,645	-	18,645
Taxable obligations of state and political subdivisions	-	4,735	-	4,735
Mortgage-backed securities issued by U.S government sponsored enterprises	-	9,187	-	9,187
Total available for sale securities	4,970	168,425	-	173,395
Mortgage servicing rights	-	5,797	-	5,797
Total	$ 4,970	$ 174,222	$ -	$ 179,192

(dollars in thousands)

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

	Level 1	Level 2	Level 3	Total Carrying Value at December 31, 2016
Assets:				
Available for sale securities:				
U.S. treasuries	$ 4,958	$ -	$ -	$ 4,958
U.S. government agencies	-	149,180	-	149,180
Nontaxable obligations of state and political subdivisions	-	26,528	-	26,528
Taxable obligations of state and political subdivisions	-	5,267	-	5,267
Mortgage-backed securities issued by U.S government sponsored enterprises	-	11,678	-	11,678
Total available for sale securities	4,958	192,653	-	197,611
Mortgage servicing rights	-	5,272	-	5,272
Total	$ 4,958	$ 197,925	$ -	$ 202,883

The Company may also be required, from time to time, to measure certain other financial assets at fair value on a non-recurring basis. The following assets were measured at fair value on a non-recurring basis at December 31, 2017 and 2016:

	Level 1	Level 2	Level 3	Total Carrying Value at December 31, 2017
Impaired loans	$ -	$ 3,566	$ -	$ 3,566
Real estate owned	-	5,114	-	5,114
Total	$ -	$ 9,341	$ -	$ 9,341

	Level 1	Level 2	Level 3	Total Carrying Value at December 31, 2016
Impaired loans	$ -	$ 3,346	$ -	$ 3,346

(dollars in thousands)

Real estate owned	-	5,681	-	5,681
Total	$ -	$ 9,027	$ -	$ 9,027

NOTE 12 – INCOME TAXES

The provision for income taxes included in the accompanying consolidated financial statements consists of the following components at December 31:

	2017	2016
Current		
Federal	$ 4,447	$ 2,847
State	1,167	854
	5,614	3,701
Deferred		
Federal	2,359	113
State	(1,164)	(6)
	1,195	107
Total Income Tax Expense	$ 6,809	$ 3,808

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

(dollars in thousands)

NOTE 12 – INCOME TAXES (Continued)

The net deferred tax assets in the accompanying consolidated balance sheets include the following amounts of deferred tax assets and liabilities at December 31:

	2017	2016
Deferred Tax Assets		
Allowance for loan losses	$ 3,877	$ 5,465
Allowance for OREO losses	289	435
Deferred compensation	3,144	4,505
Deferred loan fees	-	-
Unrealized loss on available for sale securities	624	905
Federal and state loss carryforwards	7,193	10,495
Other	107	276
Total Deferred Tax Assets	15,234	22,081
Valuation allowance	(5,164)	(9,955)
Net Deferred Tax Assets	10,070	12,126
Deferred Tax Liabilities		
Depreciation and amortization	797	942
Prepaid expenses	104	166
Mortgage servicing rights	1,446	1,966
Deferred loan costs, net of fees	224	-
Other	-	75
Total Deferred Tax Liabilities	2,571	3,149
Total Net Deferred Tax Assets	$ 7,499	$ 8,977

The company decreased its deferred tax assets by $3,078 because of legislation enacted on December 22, 2017, decreasing the corporate tax rate from 35% to 21%.

UAB has federal net operating losses of approximately $23,649 and $24,301 as of December 31, 2017 and December 31, 2016, respectively. The utilization of these losses, as well as built-in losses at the time of the acquisition of control of UAB, is substantially limited by the Internal Revenue Code. On July 31, 2012, ATBancorp's percentage of ownership in UAB fell below 80%, the percentage of ownership required to be included in a federal consolidated income tax return. On February 28, 2013, the ownership increased above 80% and UAB's income for the period March 1, 2013 to December 31, 2013 was included in the Company's federal consolidated income tax return for 2013. The utilization of federal net operating losses generated by UAB between July 31, 2012 and February 28, 2013 is limited to the federal taxable income generated by UAB in the future. The loss carryforwards, if unused, expire in various amounts beginning in calendar year 2027.

(dollars in thousands)

NOTE 12 – INCOME TAXES (Continued)

The Company regularly reviews the carrying amount of its deferred tax assets to determine if the establishment of a valuation allowance is necessary. If based on the available evidence, it is more likely than not that all or a portion of the Company's deferred tax assets will not be realized in future periods, a deferred tax valuation allowance would be established. Consideration is given to all positive and negative evidence related to the realization of the deferred tax assets.

In evaluating this available evidence, management considers, among other things, historical financial performance, expectation of future earnings, the ability to carry back losses to recoup taxes previously paid, length of statutory carry forward period, experience with operating loss and tax credit carry forwards not expiring unused, tax planning strategies and timing of reversals of temporary differences. Significant judgment is required in assessing future earning trends and the timing of reversals of temporary differences. The Company's evaluation is based on current tax laws as well as management's expectations of future performance. As a result of this review, a valuation allowance has been recorded at December 31, 2017 and 2016 related to a portion of the net operating loss carryforwards and built-in losses of UAB due to the limitations on their use by the Internal Revenue Code.

A reconciliation of statutory federal income taxes based upon income before taxes to the provision for federal and state income taxes for the period, as summarized previously, is as follows:

	2017		2016	
	Amount	% of Pretax Income	Amount	% of Pretax Income
Reconciliation of statutory to effective rates				
Federal income taxes at statutory rate	$ 7,062	35.00%	$ 5,585	34.00%
Adjustments for				
Increases in taxes resulting from state income taxes, net of federal income tax benefit	808	4.01%	560	3.41%
Tax exempt municipal income	(1,190)	(5.90)%	(966)	(5.88)%
Valuation allowance reduction	(2,655)	(13.16)%	(1,062)	(6.47)%
Enacted future rate changes	3,078	15.25%	-	-
Other – net	(294)	(1.46)%	(309)	(1.88)%
Effective Income Taxes - Operations	$ 6,809	33.74%	$ 3,808	23.18%

(dollars in thousands)

NOTE 12 – INCOME TAXES (Continued)

The Company files U.S. federal, Iowa, California and Wisconsin income tax returns. The Company is no longer subject to U.S. federal and Iowa income tax examinations by taxing authorities for the years before 2014 and California and Wisconsin tax examinations for years before 2013.

NOTE 13 - RETIREMENT PLAN

The Company's subsidiaries have a defined contribution plan which covers substantially all of their employees. The Company can make discretionary contributions equal to a specified percentage of employee contributions and additional discretionary contributions based on profits. Company contributions of $1,158 and $1,002 were expensed during the years ended December 31, 2017 and 2016, respectively.

The Company has entered into salary continuation agreements with various key members of senior management (past and present). These agreements provide for guaranteed payments after retirement in return for guarantees of service. The liability for benefits under these contracts is accrued by the Company during the periods of service of the individuals involved, and at December 31, 2017 and 2016 the accrued liability approximates $6,806 and $6,611, respectively. Expense associated with the agreements of $603 and $732 has been included in the accompanying consolidated statements of comprehensive income for the years ended December 31, 2017 and 2016, respectively.

NOTE 14 - RELATED-PARTY MATTERS

The Company has had, and may be expected to have in the future, banking transactions with directors, senior officers, and affiliated parties (commonly referred to as related parties).

The activity in loans to certain directors, executive officers, and principal stockholders of the Company and its subsidiaries for the years ended December 31 is as follows:

	2017	2016
Balance, beginning of year	$ 88,697	$ 87,065
New loans	166,941	170,685
Repayments	(174,909)	(179,026)
Increase (decrease) due to changes in related parties	2,857	9,973
Balance, end of year	$ 83,586	$ 88,697

In addition to these loans, there are also unfunded commitments to extend credit to related parties of approximately $42,036 and $42,813 as of December 31, 2017 and 2016, respectively.

(dollars in thousands)

NOTE 14 - RELATED-PARTY MATTERS (Continued)

The Company also has deposits of certain directors, executive officers, and principal stockholders of approximately $33,148 and $26,978 as of December 31, 2017 and 2016, respectively.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

Financial Instruments with Off-Balance-Sheet Risk:

The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit, credit card commitments, and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, credit card commitments, and standby letters of credit is represented by contractual amounts of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

A summary of the Banks' commitments at December 31 is as follows:

	2017	2016
Commitments to extend credit	$ 472,828	$ 559,166
Credit card commitments	24,581	22,401
Standby letters of credit	16,230	10,985
	$ 513,639	$ 592,552

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, crops, livestock, inventory, property and equipment, residential real estate, and commercial real estate.

Credit card commitments are the unused portion of the holders' credit limits. Such amounts represent the maximum amount of additional unsecured borrowings.

(dollars in thousands)

NOTE 15 - COMMITMENTS AND CONTINGENCIES (Continued)

Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and, generally, have terms of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Banks hold collateral, which may include accounts receivable, inventory, property, equipment, and income-producing properties, supporting those commitments if deemed necessary. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Banks would be required to fund the commitment. The maximum potential amount of future payments the Banks could be required to make is represented by the contractual amount shown in the summary above.

If the commitment is funded, the Banks would be entitled to seek recovery from the customer. At December 31, 2017 and 2016, no amounts have been recorded as liabilities for the Banks' potential obligations under these guarantees.

In 2017 and 2016, the Company had operating leases for certain branch properties in Dubuque, Des Moines, Bettendorf, Platteville, Redwood City, Half Moon Bay, and San Mateo. Rent expense, including the proportionate share of real estate taxes, insurance, and maintenance was $1,060 and $967 for the years ended December 31, 2017 and 2016, respectively. Projected minimum rental payments under the terms of the leases, not including taxes, insurance, and maintenance, are as follows:

Year Ending	Rental Payments
2018	$ 1,028
2019	952
2020	894
2021	917
2022	307
Thereafter	559
	$ 4,657

Concentrations of Credit Risk:

Substantially all of the Banks' loans, commitments to extend credit, credit card commitments, and standby letters of credit have been granted to customers in the Banks' market area.

The concentrations of credit by type of loan are set forth in Note 3. Investments in securities issued by state and political subdivisions (see Note 2) also involve governmental entities within the Banks' market areas. Standby letters of credit are granted primarily to commercial borrowers.

(dollars in thousands)

NOTE 15 - COMMITMENTS AND CONTINGENCIES (Continued)

Commitments for the Sale of Loans:

The Company has executed contracts for the sale of loans with principal balances in the amounts of $11,105 and $12,310 primarily to the Federal Home Loan Mortgage Corporation (Freddie Mac) as of December 31, 2017 and 2016, respectively, which include the amount of loans in loans held for sale on the consolidated balance sheets. The commitments to originate these loans in the amounts of $9,060 and $10,117 as of December 31, 2017 and 2016 are included in the commitments to extend credit.

Other Contingencies:

The Company and Banks are involved in various claims and litigation incidental to its operations. Management believes that the ultimate resolution of these actions will not have a material effect on the Company's consolidated financial statements.

NOTE 16 - REGULATORY AND CAPITAL MATTERS

In July 2013, the federal banking agencies published final rules (the "Basel III Capital Rules") that revised their risk-based and leverage capital requirements and their method for calculating risk-weighted assets to implement, in part, agreements reached by the Basel Committee and certain provisions of the Dodd-Frank Act. The Basel III Capital Rules apply to banking organizations, including the Company and the Banks.

In connection with the effectiveness of Basel III, most banks were required to decide whether to elect to opt-out of the inclusion of Accumulated Other Comprehensive Income ("AOCI") in their Common Equity Tier 1 Capital. If electing to opt-out, most AOCI items will be treated, for regulatory capital purposes, in the same manner in which they were prior to Basel III. The Company's banks have elected to opt-out of the inclusion.

Among other things, the Basel III Capital Rules: (i) introduce a new capital measure entitled "Common Equity Tier 1" ("CET1"); (ii) specify that tier 1 capital consist of CET1 and additional financial instruments satisfying specified requirements that permit inclusion in tier 1 capital; (iii) define CET1 narrowly by requiring that most deductions or adjustments to regulatory capital measures be made to CET1 and not to the other components of capital; and (iv) expand the scope of the deductions or adjustments from capital as compared to the existing regulations.

(dollars in thousands)

NOTE 16 - REGULATORY AND CAPITAL MATTERS (Continued)

A minimum leverage ratio (tier 1 capital as a percentage of total assets) of 4.0% is also required under the Basel III Capital Rules (even for highly rated institutions). The Basel III Capital Rules additionally require institutions to retain a capital conservation buffer of 2.5% above these required minimum capital ratio levels. Banking organizations that fail to maintain the minimum 2.5% capital conservation buffer could face restrictions on capital distributions or discretionary bonus payments to executive officers.

The Basel III Capital Rules became effective as applied to the Bank on January 1, 2015, with a phase in period that generally extends from January 1, 2015 through January 1, 2019.

The Banks are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Banks to maintain minimum amounts and ratios of Common Equity Tier 1 Capital ("CET1"), Tier 1 Capital, Total Capital and leverage ratio of Tier 1 Capital. As of January 1, 2016 the requirements are:

- 4.5% based upon CET1
- 6.0% based upon tier 1 capital
- 8.0% based on total regulatory capital
- Leverage ratio of Tier 1 Capital assets equal to 4%

As of December 31, 2017 and 2016, management believes the Banks met all capital adequacy requirements to which they are subject. As of December 31, 2017, the most recent notification from the FDIC categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. There have been no conditions or events since that management believes would have changed the Banks' categories.

NOTE 16 - REGULATORY AND CAPITAL MATTERS (Continued)

The Company's and the Banks' actual capital amounts and ratios are presented in the following table.

	Actual		Minimum Required for Capital Adequacy Purposes		Minimum Required To Be Well Capitalized Under Prompt Corrective Action Regulations	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(In millions)			
As of December 31, 2017:						
ATBancorp						
Common Equity Tier I	$ 132.5	9.1%	$ 73.6	4.5%	N/A	N/A
Total Capital (to risk-weighted assets)	184.2	12.7	130.9	8.0	N/A	N/A
Tier I Capital (to risk-weighted assets)	152.0	10.5	98.2	6.0	N/A	N/A
Tier I Capital (to average assets)	152.0	9.3	65.4	4.0	N/A	N/A
American Trust & Savings Bank						
Common Equity Tier I	$ 122.3	11.1%	$ 49.3	4.5%	$ 71.2	6.5%
Total Capital (to risk-weighted assets)	132.6	12.1	87.6	8.0	109.5	10.0
Tier I Capital (to risk-weighted assets)	122.3	11.1	65.7	6.0	87.6	8.0
Tier I Capital (to average assets)	122.3	10.7	45.8	4.0	57.3	5.0
American Bank & Trust Wisconsin						
Common Equity Tier I	$ 17.2	14.8%	$ 5.2	4.5%	$ 7.6	6.5%
Total Capital (to risk-weighted assets)	18.7	16.0	9.3	8.0	11.7	10.0
Tier I Capital (to risk-weighted assets)	17.2	14.8	7.0	6.0	9.3	8.0
Tier I Capital (to average assets)	17.2	11.0	6.2	4.0	7.8	5.0
United American Bank						
Common Equity Tier I	$ 20.5	8.4%	$ 10.9	4.5%	$ 15.8	6.5%
Total Capital (to risk-weighted assets)	35.8	14.8	19.4	8.0	24.2	10.0
Tier I Capital (to risk-weighted assets)	32.8	13.5	14.6	6.0	19.4	8.0
Tier I Capital (to average assets)	32.8	9.4	14.0	4.0	17.5	5.0
As of December 31, 2016:						
ATBancorp						
Common Equity Tier I	$ 122.4	9.0%	$ 61.5	4.5%	N/A	N/A
Total Capital (to risk-weighted assets)	176.3	13.0	108.4	8.0	N/A	N/A
Tier I Capital (to risk-weighted assets)	141.9	10.5	81.2	6.0	N/A	N/A
Tier I Capital (to average assets)	141.9	9.2	60.6	4.0	N/A	N/A
American Trust & Savings Bank						
Common Equity Tier I	$ 117.0	11.5%	$ 45.6	4.5%	$ 65.9	6.5%
Total Capital (to risk-weighted assets)	126.6	12.5	81.1	8.0	101.4	10.0
Tier I Capital (to risk-weighted assets)	117.0	11.5	60.8	6.0	81.1	8.0
Tier I Capital (to average assets)	117.0	10.8	43.5	4.0	54.4	5.0
American Bank & Trust Wisconsin						
Common Equity Tier I	$ 16.5	14.6%	$ 5.1	4.5%	$ 7.3	6.5%
Total Capital (to risk-weighted assets)	17.9	15.8	9.0	8.0	11.3	10.0
Tier I Capital (to risk-weighted assets)	16.5	14.6	6.8	6.0	9.0	8.0
Tier I Capital (to average assets)	16.5	11.3	5.8	4.0	7.3	5.0
United American Bank						
Common Equity Tier I	$ 15.7	7.0%	$ 10.1	4.5%	$ 14.7	6.5%
Total Capital (to risk-weighted assets)	30.8	13.7	18.0	8.0	22.5	10.0
Tier I Capital (to risk-weighted assets)	28.0	12.4	13.5	6.0	18.0	8.0
Tier I Capital (to average assets)	28.0	8.9	12.6	4.0	15.8	5.0

NOTE 16 - REGULATORY AND CAPITAL MATTERS (Continued)

The ability of the Company to pay dividends to its stockholders is dependent upon dividends paid by its subsidiary banks. The Banks are subject to certain statutory and regulatory restrictions on the amount they may pay in dividends. Regardless of formal regulatory restrictions, the Banks would not be allowed to pay dividends that would result in their capital levels being reduced below the minimum requirements for an adequately capitalized bank.

NOTE 17 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 5, 2018, the date which the financial statements were available to be issued. The following is the only reportable event identified:

On January 11, 2018, United American Bank, Heritage Commerce Corporation and ATBancorp announced the execution of a definitive agreement and plan of merger and reorganization whereby UAB will merge with Heritage Bank of Commerce (a subsidiary of Heritage Commerce Corporation). The Board of directors of Heritage and UAB have approved the transaction. The transaction is subject to customary closing conditions, including the approvals of state and federal bank regulatory agencies. The transaction is expected to close in the second quarter of 2018. ATBancorp is the majority owner of UAB and has approved the transaction.

SUPPLEMENTAL INFORMATION

ATBANCORP AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
As of December 31, 2017
(in thousands)

ASSETS	American Trust & Savings Bank	American Bank & Trust Wisconsin	United American Bank	ATBancorp Inc.	ATCapital Management Corp.	Eliminations	Consolidated
Cash and due from banks	$ 50,680	$ 8,286	$ 33,033	$ 83	$ 27	$ (2,650)	$ 89,459
Federal funds sold	-	6,728	-	-	-	(2,223)	4,505
Securities available for sale	97,237	12,645	63,513	-	-	-	173,395
Loans held for sale	2,045	-	-	-	-	-	2,045
Loans, net	948,628	125,905	225,888	-	-	150	1,300,571
Bank-owned life insurance	17,380	694	-	-	-	-	18,074
Federal Home Loan Bank Stock	3,308	108	1,830	-	-	-	5,246
Bank premises and equipment, net	15,431	2,086	393	200	-	-	18,110
Accrued interest receivable	4,316	610	908	-	-	-	5,834
Investment in subsidiaries	-	-	-	166,906	-	(166,906)	-
Goodwill	477	2,776	-	-	-	-	3,253
Real estate owned, net	4,187	-	927	-	-	-	5,114
Mortgage servicing rights	5,797	-	-	-	-	-	5,797
Other assets	6,493	936	3,607	-	187	(610)	10,613
	$ 1,155,979	$ 160,774	$ 330,099	$ 167,189	$ 214	$ (172,239)	$ 1,642,016
LIABILITIES AND STOCKHOLDERS' EQUITY							
Liabilities							
Deposits	$ 942,272	$ 134,421	$ 296,067	$ -	$ -	$ (2,660)	$ 1,370,100
Federal funds purchased	3,123	-	-	-	-	(2,223)	900
Short-term borrowings	24,075	1,943	318	-	-	-	26,336
Other borrowings	50,000	2,400	-	-	-	-	52,400
Subordinated debentures	-	-	-	39,935	-	-	39,935
Accrued interest payable	530	147	67	491	-	-	1,235
Other liabilities	13,575	1,884	1,515	(195)	146	(610)	16,315
Total liabilities	1,033,575	140,795	297,967	40,231	146	(5,493)	1,507,221
Stockholders' equity:							
Preferred stock	-	-	12,335	-	-	(12,335)	-
Common stock	2,000	200	40,898	1,764	50	(43,148)	1,764
Additional paid-in capital	33,000	7,401	1,515	4,852	-	(41,916)	4,852
Retained earnings (deficit)	88,258	12,379	(22,051)	122,222	18	(75,224)	125,602
Accumulated other comprehensive income (loss)	(854)	(1)	(565)	(1,330)	-	1,420	(1,330)
Non-controlling interest	-	-	-	-	-	4,457	4,457
Treasury stock	-	-	-	(550)	-	-	(550)
	122,404	19,979	32,132	126,958	68	(166,746)	134,795
	$ 1,155,979	$ 160,774	$ 330,099	$ 167,189	$ 214	$ (172,239)	$ 1,642,016

ATBANCORP AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME
For the Year ended December 31, 2017
(in thousands)

	American Trust & Savings Bank	American Bank & Trust Wisconsin	United American Bank	ATBancorp Inc.	ATCapital Management Corp.	Eliminations	Consolidated
Interest income:							
Interest and fees on loan:							
Taxable	$ 33,011	$ 5,632	$ 9,489	$ -	$ -	$ (180)	$ 47,952
Tax-exempt	3,201	199	-	-	-	-	3,400
Interest on investment securities:							
Taxable	1,697	145	1,257	17	-	-	3,116
Tax-exempt	332	107	-	-	-	-	439
Interest on federal funds sold and other	255	69	341	1	-	(19)	647
Total interest income	38,496	6,152	11,087	18	-	(199)	55,554
Interest expense:							
Interest on deposits	4,897	593	753	-	-	11	6,254
Interest on federal funds purchased	26	-	20	-	-	(18)	28
Interest on short-term borrowings	133	13	-	-	-	-	146
Interest on other borrowings	548	27	1	-	-	-	576
Interest on subordinated debentures	-	-	-	1,939	-	-	1,939
Total interest expense	5,604	633	774	1,939	-	(7)	8,943
Net interest income (loss) before provision for (reversal of) loan losses	32,892	5,519	10,313	(1,921)	-	(192)	46,611
Provision for (reversal of) loan losses	1,000	80	(2,400)	-	-	-	(1,320)
Net interest income (loss) after provision for (reversal of) loan losses	31,892	5,439	12,713	(1,921)	-	(192)	47,931
Other income:							
Trust fees	15,258	-	-	-	-	-	15,258
Gain on sale of loans	1,492	-	-	-	-	-	1,492
Service fees	7,798	730	130	-	-	-	8,658
Other	1,102	82	895	16	2,072	(2,259)	1,908
Dividends from subsidiary	-	-	-	4,825	-	(4,825)	-
Equity in undistributed earnings of subsidiary	-	-	-	9,437	-	(9,437)	-
	$ 25,650	$ 812	$ 1,025	$ 14,278	$ 2,072	$ (16,521)	$ 27,316

CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (continued)
For the Year ended December 31, 2017
(in thousands)

	American Trust & Savings Bank	American Bank & Trust Wisconsin	United American Bank	ATBancorp Inc.	ATCapital Management Corp.	Eliminations	Consolidated
Operating expenses:							
Salaries and employee benefits	$ 24,135	$ 2,458	$ 4,908	$ -	$ -	$ -	$ 31,501
Occupancy	1,894	286	1,028	-	-	(16)	3,192
Equipment	2,326	218	949	-	11	-	3,504
Marketing and business development	2,856	64	223	-	3	-	3,146
Data processing	5,413	202	11	-	87	-	5,713
Insurance	665	83	197	-	-	-	945
Other	6,565	630	1,101	399	617	(2,243)	7,069
	43,854	3,941	8,417	399	718	(2,259)	55,070
Net income before income taxes	13,688	2,310	5,321	11,958	1,354	(14,454)	20,177
Income tax expense (benefit)	5,409	1,082	615	(815)	518	-	6,809
Net income (loss) after income taxes	8,279	1,228	4,706	12,773	839	(14,454)	13,368
Net gain (loss) attributable to non-controlling interest	-	-	-	-	-	788	788
Net income attributable to controlling interest	8,279	1,228	4,706	12,773	836	(15,242)	12,580
Other comprehensive gain (loss), net of tax							
Unrealized gain (losses) arising during the period	27	13	133	-	-	-	173
Comprehensive income (loss) attributable to non-controlling interest	-	-	26	-	-	-	26
Other comprehensive income (loss)	27	13	159	-	-	-	199
Comprehensive income attributable to controlling interest	$ 8,306	$ 1,241	$ 4,865	$ 12,773	$ 836	$ (15,242)	$ 12,779